Exhibit 10.38

AMENDED AND RESTATED TRADEMARK SECURITY INTEREST ASSIGNMENT

        This AMENDED AND RESTATED TRADEMARK SECURITY INTEREST ASSIGNMENT (the “Assignment”) dated as of September 26, 2003 is made by Coast Hotels and Casinos, Inc., a Nevada corporation (“Borrower”) and Coast Casinos, Inc., a Nevada corporation (“Guarantor”), together with each other Person who may become a party hereto pursuant to Section 9 of this Assignment (each a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of Bank of America, N.A., as the Administrative Agent under the Credit Agreement referred to below (in such capacity, “Administrative Agent”) for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time, as Secured Party, with reference to the following facts:

RECITALS

    A.        Bank of America, N.A., the lenders signatory thereto and Borrower have heretofore entered into an Amended and Restated Loan Agreement dated as of September 16, 1999, pursuant to which certain credit accommodations have been made available to Borrower (“Existing Credit Agreement”).

    B.        Pursuant to a Trademark Security Interest Assignment dated as of March 18, 1999 in favor of Bank of America National Trust and Savings Association (now known as Bank of America, N.A.) and the lenders party to the Existing Credit Agreement, which Trademark Security Interest Assignment was reaffirmed as of September 16, 1999, Grantors (the Guarantor under its former name, Coast Resorts, Inc.) granted a security interest in assets of Grantors to secure Borrower’s obligations under the Existing Credit Agreement (“Existing Trademark Assignment”).

    C.        Concurrently herewith, the Existing Credit Agreement will be amended and restated in its entirety by the Amended and Restated Credit Agreement by and among Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders have agreed to extend credit facilities to Borrower.

    D.        It is a condition to the credit facilities under the Credit Agreement that Borrower and Guarantor enter into this Assignment, and Borrower has covenanted to cause any Subsidiary hereafter formed or acquired by Borrower or Guarantor to enter into a joinder hereto.

AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Guarantor, as initial Grantors hereunder, and each of the subsequent Grantors which hereafter become party hereto, hereby jointly and severally represent, warrant, covenant and agree as follows:

        1.    Definitions. This Assignment is the Trademark Assignment referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Credit Agreement. As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

“Assignment” means this Amended and Restated Trademark Security Interest Assignment, and any extensions, modifications, renewals, restatements, supplements or amendments hereof, including, without limitation, any documents or agreements by which additional Grantors become party hereto.

“Collateral” means and includes all of the following: (a) all of Grantors’ now-existing, or hereafter acquired, right, title, and interest in and to all of Grantors’ trademarks, trade names, trade styles, and service marks; all prints and labels on which said trademarks, trade names, trade styles, and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, and all reissues, extensions, and renewals thereof, including those trademarks, trade names, trade styles, service marks, terms, designs, and applications described in Schedule 1 hereto (the “Trademarks”); (b) the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; (c) all licenses and sublicenses of trademarks, trade names, trade styles and service marks, to the extent that there exists no prohibition as a matter of law on the transfer thereof for security as contemplated by this Assignment; and (d) any and all proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto, provided that the term “Collateral”, as used in this Assignment, shall not include gaming licenses or liquor licenses which are not transferable without the consent of Governmental Authorities.

“Secured Obligations” means (a) in the case of Borrower, any and all present and future Obligations of any type or nature of Borrower to the Administrative Agent, the Lenders, and any one or more of them, arising under or relating to the Loan Documents or any one or more of them, and (b) in the case of Guarantor and each other Grantor, the obligations of that Grantor under any guaranty which that Grantor has executed in favor of Secured Party and the Lenders with respect to the obligations of Borrower to Secured Party, in each case whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor.

“Secured Party” means the Administrative Agent who shall receive and hold the assignments made hereunder for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time. Subject to the terms and conditions of the Credit Agreement, any right, remedy, privilege, or power of Secured Party shall be exercised by the Administrative Agent.

        2.Assignment. For valuable consideration, Grantors and each of them hereby jointly and severally grant and assign to Secured Party a security interest, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, in and to all of the presently existing and hereafter acquired Collateral. This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them and notwithstanding the bankruptcy of any Grantor or any other event or proceeding affecting any Grantor.

        3.Representations, Warranties and Covenants. Grantors, and each of them, represent, warrant and agree that:

(a) All of the existing Collateral is valid and subsisting and in full force and effect, and Grantors own the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Grantors will, at their expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting, and registered trademarks, including, without limitation, the filing of any renewal affidavits and applications. The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded, except as permitted by the Credit Agreement.

(b) As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered, or subject to pending applications, in the USPTO, or any similar office or agency in the United States, other than those described in Schedule 1.

(c) No Grantor nor any Subsidiary of any Grantor shall file any application for the registration of a trademark with the USPTO or any similar office or agency in the United States, or State therein, unless such Grantor or Subsidiary has informed Secured Party of such action in advance or informs Secured Party promptly thereafter. Upon request of Secured Party, Grantors shall execute and deliver to Secured Party any and all agreements, instruments, documents, and such other papers as may be reasonably requested by Secured Party to evidence the grant and assignment of a security interest to Secured Party of such trademark. Each Grantor authorizes Secured Party to modify this Assignment by amending Schedule 1 to include any new trademark or service mark, and any trademark or service mark renewal of any Grantor applied for and obtained hereafter.

(d) No Grantor nor any Subsidiary of any Grantor has abandoned any of the Trademarks, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby the Trademarks may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable, except as to Trademarks any Grantor reasonably determines not to be material to the operation of its business; provided that no Grantor nor any Subsidiary of any Grantor shall do any act, or omit to do any act, whereby any of the Trademarks listed in Section 5.08 of the Credit Agreement may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable. Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, or unenforceable.

(e) Grantors will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, to protect Secured Party’s security interest in the Trademarks.

(f) Grantors assume all responsibility and liability arising from the use of the Trademarks, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(g) Grantors shall promptly notify Secured Party in writing of any adverse determination in any proceeding in the USPTO or domestic Governmental Agency, court or body, regarding any Grantor’s ownership of any of the Trademarks. In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and shall diligently pursue damages or an injunction for such infringement.

(h) Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, assurances, and instruments, in each case in form and substance reasonably satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States, the State of California, or of any other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate. In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party. Each Grantor further authorizes Secured Party to have this or any other similar security agreement recorded or filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

(i) Secured Party is hereby irrevocably appointed by each Grantor as its lawful attorney and agent, with full power of substitution to execute and deliver on behalf of and in the name of any or all Grantors, such financing statements and other documents and agreements, and to take such other action as Secured Party may deem necessary for the purpose of perfecting, protecting or effecting the security interests granted herein and effected hereby, and any mortgages or Liens necessary or desirable to implement or effectuate the same, under any applicable Law, and Secured Party is hereby authorized to file on behalf of and in the name of any or all Grantors, at Grantors’ sole expense, such financing statements, documents and agreements in any appropriate governmental office.

(j) Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as reasonably required hereunder to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, and reasonable attorneys’ fees. Grantors will be liable to Secured Party for any such payment, and any amount so paid shall be an expense reimbursable by Borrower under Section 10.4 of the Credit Agreement (or, in the proper case, by each other Grantor under the expense provisions of its Guaranty).

        4.Events of Default. Any “Event of Default” as defined in the Credit Agreement shall constitute an Event of Default hereunder.

        5.Rights and Remedies. Upon the occurrence and during the continuance of any such Event of Default, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Credit Agreement or otherwise, Secured Party may enforce its security interest hereunder which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder. Upon such enforcement:

(a) Secured Party may use any of the Trademarks for the sale of goods, completion of work in process, or rendering of services in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America and its territories and possessions.

(c) Secured Party may assign, sell, or otherwise dispose of the Collateral, or any part thereof, either with or without special conditions or stipulations, except that Secured Party agrees to provide Grantors with ten (10) days’ prior written notice of any proposed disposition of the Collateral. Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Borrower. Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 5(c). Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper to complete such assignment, sale, or disposition. In any such event, Grantors shall be liable for any deficiency.

(d) In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 5(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including, but not limited to any taxes, fees, and reasonable attorneys’ fees.

(e) Secured Party may first apply the proceeds actually received from any such use, license, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Credit Agreement. Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the Base Rate or, if applicable, the Default Rate set forth in the Credit Agreement.

(f) Upon request of Secured Party, Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors’ customer lists and other records relating to the Trademarks and the distribution hereof.

        Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party’s rights and remedies, whether provided under Law, the Credit Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity. Such rights and remedies may be enforced alternatively, successively, or concurrently.

        Secured Party or Designee will keep such confidential information, lists or records provided hereunder in confidence in accordance with Section 10.08 of the Credit Agreement.

        6.Waivers.

(a) Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its rights following any Event of Default and during the continuance thereof to take immediate possession of the Collateral and exercise its rights with respect thereto.

(b) Secured Party shall not be required to marshal any present or future security for (including, but not limited to, this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order. Each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

(c) Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law. Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Secured Party shall not be deemed to have waived any of its rights upon or under the Credit Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party. The exercise of the rights under this Assignment are not intended by the parties to constitute an “action” within the meaning of Sections 580a, 580d, or 726 of the California Code of Civil Procedure. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion. All rights and remedies of the Secured Party under the Credit Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

        7.Costs and Expenses. Grantors will pay any and all charges, costs and taxes incurred in implementing or subsequently amending this Assignment, including, without limitation, recording and filing fees, appraisal fees, stamp taxes, and reasonable fees and disbursements of Secured Party’s counsel incurred by Secured Party, and the allocated cost of in-house counsel to Secured Party, in connection with this Assignment, and in the enforcement of this Assignment and in the enforcement or foreclosure of any Liens, security interests or other rights of the Secured Party under this Assignment, or under any other documentation heretofore, now, or hereafter given to Secured Party in furtherance of the transactions contemplated hereby.

        8.Continuing Effect. This Assignment shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets.

        9.    Joinder. Any other Person may become a Grantor hereunder and become bound by the terms and conditions of this Assignment by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Assignment, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

        10.    Release of Grantors. This Assignment and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remain outstanding. Upon such release of Grantors’ Secured Obligations hereunder, Secured Party shall return and reassign any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Assignment, all as reasonably requested by, and at the reasonable expense of, Grantors.

        11.    Additional Powers and Authorization. Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Loan Assignment and the other Loan Documents. Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including, without limitation, any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

        12.    WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS ASSIGNMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        13.GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND IN ACCORDANCE WITH APPLICABLE GAMING LAWS; PROVIDED THAT IN THE EVENT OF A CONFLICT OF SUCH LAWS, APPLICABLE GAMING LAWS WILL PREVAIL TO THE EXTENT REQIURED BY THE MANDATORY PROVISIONS OF SUCH GAMING LAWS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY OR OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVER OF THIS ASSIGNMENT, EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF THE VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN ANY SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GRANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        14.Miscellaneous.

(a) Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b) Any notice, request, demand or other communication required or permitted under this Assignment shall be in writing and shall be deemed to be properly given if done in accordance with Section 10.02 of the Credit Agreement.

(c) Except as otherwise set forth in the Credit Agreement, the provisions of this Assignment may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

(d) Except as otherwise set forth in the Credit Agreement or this Assignment, any waiver of the terms and conditions of this Assignment, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Assignment to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

(e) Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

(f) If any term or provision of this Assignment conflicts with any term or provision of the Credit Agreement, the term or provision of the Credit Agreement shall control.

(g) If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

(h) This Assignment supersedes all prior oral and written assignments and agreements between the parties hereto on the subject matter hereof.

(i) This Assignment shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

(j) This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

        15.Existing Trademark Assignment. This Assignment amends and restates in its entirety the Existing Trademark Assignment, provided that the obligations of Guarantors under the Existing Trademark Assignment shall continue under this Assignment, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Assignment.

        IN WITNESS WHEREOF, each of Borrower and Guarantor have executed this Assignment by its duly authorized officer as of the date first written above.

COAST HOTELS AND CASINOS, INC., a Nevada corporation
By:	/s/ Gage Parrish
Title:	VP/CFO

COAST CASINOS, INC., a Nevada corporation
By:	/s/ Gage Parrish
Title:	VP/CFO

STATE OF CALIFORNIA COUNTY OF LOS ANGELES	) ) )

On September 25th , 2003, before me, Anna Reddick , Notary Public, personally appeared Gage Parrish personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Anna Reddick

STATE OF CALIFORNIA COUNTY OF LOS ANGELES	) ) )

On September 25th , 2003, before me, Anna Reddick , Notary Public, personally appeared Gage Parrish personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Anna Reddick

SCHEDULE 1 Existing and Pending Federal Trademarks

Mark	Class	Registration Number	Registration Date	Owner
Gone Country	41	2,123,611	12/23/97	Guarantor
Super Sequential	41	2,163,477	06/08/98	Borrower
Party Poker	41	2,127,100	01/06/98	Borrower
Cajun Quarters	41	2,163,476	06/09/98	Borrower
Paycheck Party Machine	41	2,116,281	11/25/97	Borrower
Crawfish Quarters	41	2,127,099	01/06/98	Borrower
Pay with Your Points	41	2,622,496	09/17/02	Borrower
Coast Casinos	43	2,704,407	04/08/03	Borrower
Coast Casinos	41	2,704,408	04/08/03	Borrower
Club Coast	41	76/528582	pending	Borrower

Existing State Trademarks

Mark	Registration Date	Serial Number	State	Owner
Las Vegas Travel Service	06/24/97	36400232	Nevada	Borrower
Pick the Pros	09/24/81	00061043	Nevada	Borrower
Barbary Coast	02/10/88	00426911	Nevada	Borrower
Michael's Restaurant	01/25/84	00575418	Nevada	Borrower
Paycheck Video Poker	12/14/92	08013139	Nevada	Borrower
Canal Street Grille	11/14/96	34100060	Nevada	Borrower
Barbary Coast (BC)	02/10/88	00426910	Nevada	Borrower
Gold Coast Hotel & Casino	04/11/95	00624562	Nevada	Borrower
The Orleans Hotel and Casino	11/8/99	49001657	Nevada	Borrower
South Coast Hotel and Casino	12/27/01	59100564	Nevada	Guarantor
Club Denaro Means Ca$hback	04/22/03	66500314	Nevada	Borrower
Club Denaro Means Ca$hback	04/14/03	66500382	Nevada	Borrower
Suncoast Hotel and Casino	11/14/00	53701240	Nevada	Guarantor

EXHIBIT A
TO
TRADEMARK SECURITY INTEREST ASSIGNMENT

INSTRUMENT OF JOINDER

        THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of _________________, _____, by ______________________________, a ___________________________ (“Joining Party”), and delivered to Bank of America, N.A., as Administrative Agent, pursuant to the Amended and Restated Trademark Security Interest Assignment (the “Assignment”) dated as of September 26, 2003 made by Coast Hotels and Casinos, Inc. and Coast Casinos, Inc. in favor of the Administrative Agent and the Lenders (the “Assignment”). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Assignment.

RECITALS

    (A)        The Assignment was made by the Grantors in favor of the Administrative Agent for the benefit of the Lenders that are parties to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 by and among Coast Hotels and Casinos, Inc., a Nevada corporation (“Borrower”), the Lenders which are parties thereto, and Bank of America, N.A., as the Administrative Agent for the Lenders.

    (B)        Joining Party has become a Subsidiary of Borrower, and as such is required pursuant to the Credit Agreement to become a Grantor.

    (C)        Joining Party expects to realize direct and indirect benefits as a result of the availability of the credit facilities under the Credit Agreement to Borrower.

        NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

    (1)        By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 9 of the Assignment. Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Assignment with respect to all Obligations of Borrower heretofore or hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Assignment.

    (2)        The effective date of this Joinder is _________, _____.

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“Joining Party”

a
By:
Title:

ACKNOWLEDGED:
“Secured Party” BANK OF AMERICA, N.A., as Administrative Agent, and for and on behalf of the Lenders
By:
Title:

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